Exhibit 11

                            THERMO INSTRUMENT SYSTEMS INC.

                           Computation of Earnings per Share

                              Three Months Ended        Six Months Ended
                            -----------------------  ----------------------
                                July 2,     July 3,      July 2,     July 3,
                                   1994        1993         1994        1993
                            ----------- -----------  ------------ ----------
     Computation of Fully
      Diluted Earnings
      per Share:

     Income:
      Net income            $14,084,000 $10,506,000  $26,936,000 $20,355,000

      Add: Convertible
           debenture
           interest, net
           of tax             1,580,000     746,000    3,211,000   1,592,000
                            ----------- -----------  ----------- -----------
      Income applicable
       to common stock
       assuming full
       dilution (a)         $15,664,000 $11,252,000  $30,147,000 $21,947,000
                            ----------- -----------  ----------- -----------
     Shares:
      Weighted average
       shares outstanding    46,970,213  44,593,981   46,771,620  44,258,841

      Add: Shares issuable
           from assumed
           exercise of
           convertible
           debentures         9,387,338   4,833,982    9,565,546   5,121,432

           Shares issuable
           from assumed
           exercise of
           options (as
           determined by
           the application
           of the treasury
           stock method)        206,987     280,940     234,588      314,239
                            ----------- ----------- -----------  -----------
      Weighted average
       shares outstanding,
       as adjusted (b)       56,564,538  49,708,903  56,571,754   49,694,512
                            ----------- ----------- -----------  -----------
     Fully Diluted
      Earnings per Share
      (a) / (b)             $       .28 $       .23  $      .53  $       .44
                            =========== ===========  ==========  ===========